As filed with the Securities and Exchange Commission on May 26, 2004

                                                Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICHIP INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                                               98-0339467
(State or other jurisdiction of                           (I.R.S. employer
Incorporation or organization)                            Identification no.)

                              12933 W. 8 MILE ROAD
                                DETROIT, MI 48325
                    (Address of principal executive offices)

                 2003 NON-QUALIFIED INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                  MARC WALTHER
                             CHIEF EXECUTIVE OFFICER
                          AMERICHIP INTERNATIONAL INC.
                              12933 W. 8 MILE ROAD
                                DETROIT, MI 48325

                                 (313) 341-1663
 (Name, address and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                              ERNEST M. STERN, ESQ.
                                SCHIFF HARDIN LLP
                    1101 CONNECTICUT AVENUE, N.W., SUITE 600
                             WASHINGTON, D.C. 20036
                                 (202) 778-6400
                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
       TITLE OF SECURITIES            AMOUNT TO BE            OFFERING             AGGREGATE          REGISTRATION
        TO BE REGISTERED               REGISTERED         PRICE PER SHARE       OFFERING PRICE            FEE
----------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value       8,000,000 (1)          $0.055(2)           $440,000                $55.75
per share
----------------------------------------------------------------------------------------------------------------------

(1) Represents shares reserved for issuance upon exercise of options granted under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan. Shares available for issuance under the 2003 Non-Qualified Incentive Stock Option Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 22, 2003 (Registration No. 333-109870) and additional shares were registered subsquently by a Post-Effective Amendment filed with the Securities and Exchange Commission on December 12, 2003 (Registration No. 333-58972).

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the over-the-counter bulletin board on May 21, 2004.

                        REGISTRATION OF ADDITIONAL SHARES
                        PURSUANT TO GENERAL INSTRUCTION E

         This registration statement on Form S-8 registers 8,000,000 additional shares of common stock for issuance under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 (Registration No. 333-109870) filed by the Registrant with the Securities and Exchange Commission on October 22, 2003 and amended by a Post-Effective Amendment (Registration No. 333-58972) filed by the registrant with the Securities and Exchange Commission on December 12, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on this 25th day of May, 2004.

                                                 AMERICHIP INTERNATIONAL INC.
                                                 By:  /s/ Marc Walther
                                                    ----------------------------
                                                      Marc Walther
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Marc Walther his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                        TITLE                                      DATE
---------                                        -----                                      ----
/s/ David Howard                                 Chairman of the Board of Directors         May 25, 2004
--------------------------------------------                                                ------------
    David Howard

/s/ Marc Walther                                 President, Chief Executive Officer,        May 25, 2004
--------------------------------------------                                                ------------
    Marc Walther                                 Principal Financial Officer, Director

/s/ Edward Rutkowski                             Director                                   May 25, 2004
--------------------------------------------                                                ------------
    Edward Rutkowski

                                  EXHIBIT INDEX


EXHIBIT NO.    EXHIBIT
----------     --------
    5.01       Opinion of Schiff Hardin LLP
   10.01       2003 Non-Qualified Stock Option Plan
   23.01       Consent of Williams & Webster P.S., Certified Public Accountants
   23.02       Consent of Schiff Hardin LLP (included in Exhibit 5.01)
   24.01       Power of Attorney (set forth on the signature page)